                                                                  EXHIBIT (4)(h)

         NEITHER THIS AGREEMENT NOR THE OPTION HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS AGREEMENT NOR THE OPTION MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER OF THE GRANTOR THAT SUCH REGISTRATION IS NOT REQUIRED.


                       OPTION AGREEMENT/OPTION CERTIFICATE


         THIS OPTION AGREEMENT/OPTION CERTIFICATE (this "Agreement"), dated as of December 29, 1999 by and between JAMES CABLE PARTNERS, L.P., a Delaware limited partnership ("Grantor"), and JAMES COMMUNICATIONS PARTNERS, a Michigan general partnership ("Purchaser"),

                                   WITNESSETH:

         WHEREAS, the Grantor desires to grant to the Purchaser, and the Purchaser desires to acquire from the Grantor, an option to purchase a Class A Limited Partner Interest from the Grantor upon and subject to the terms of this Agreement (the "Option").

         NOW, THEREFORE, in consideration of the foregoing, and the payment by the Purchaser to the Grantor of the Option Consideration, and of the covenants and agreements contained in this Agreement, as well as for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Grantor and the Purchaser agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         All capitalized terms not otherwise defined in this Agreement shall be defined in this Agreement as in the Partnership Agreement. The meanings of all capitalized terms are applicable to the singular as well as to the plural forms of such terms as well as to the feminine and neuter genders of such terms.

         "Dollars" or "$" means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         "Equity Value" shall mean the aggregate fair market value, in Dollars, of all Class A Limited Partner Interests outstanding on the date immediately preceding the Exercise Date which aggregate fair market value shall be determined in accordance with the provisions of Section 4.1 of this Agreement.

         "Exercise Price" means an amount, in Dollars, equal to .625% of the Equity Value.

         "Indenture" means the Indenture dated as of August 15, 1997 among James Cable Partners, L.P. and James Cable Finance Corp., as issuers, and United States Trust Company of New York, as trustee.

         "Net Exercise Price" means an amount equal to $1.

         "Net Option Equity Value" means an amount, in Dollars, equal to the product of (i) Equity Value and (ii) 2.5%.

         "Option Consideration" means (i) the sum of $25,000 paid by the Purchaser to the Grantor concurrently with the execution and delivery of this Agreement, (ii) the Purchaser's consent, in its capacity as General Partner, to the transactions contemplated by the Sale Agreement, (iii) the Purchaser's consent to the transactions contemplated by, and its execution of, in each case in its capacity as General Partner and in its capacity as a Limited Partner, of the Partnership Agreement; and (iv) the covenants and agreements of Purchaser contained in this Agreement.

         "Option Equity Value" means an amount, in Dollars, equal to the product of (i) Equity Value and (ii) 3.125%.

         "Option Period" means the period beginning on the date first above written and ending at 5:00 p.m. (Detroit, Michigan time) on that date that is the first to occur of the date of dissolution the Grantor and December 31, 2010.

         "Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of James Cable Partners, L.P., a Delaware limited partnership, dated December 29, 1999 (including, without limitation, Schedule A, B, and C thereto), as the same may be amended from time to time.

         "Payment Date" means that date that is 30 days after the Exercise Date.

         "Sale Agreement" means the Limited Partnership Interest Purchase Agreement dated December 29, 1999 among SCP James Acquisition LLC, a Delaware limited liability company, Grantor and the sellers listed on
    Schedule 1 thereto.

                                    ARTICLE 2

                                  OPTION TERMS

         2.1 Grant and Purchase of the Option. For the Option Consideration, the receipt and payment of which are hereby acknowledged by the Grantor and the Purchaser, the Grantor hereby grants and sells to the Purchaser, and the Purchaser hereby acquires and purchases from the Grantor, the Option. The Option entitles the Purchaser, pursuant and subject to the terms of this Agreement, to purchase from Grantor a Class A Limited Partner Interest having a Percentage Interest determined in accordance with the terms of this Agreement.

         The Option was granted and sold to the Purchaser solely in consideration of the payment of the Option Consideration. The Option was not granted or sold for any services performed, or to be performed, by the Purchaser or any other person or entity.

         2.2 Exercise of Option.

              (a) The Option is exercisable by the Purchaser only in whole, and not in part, and only during the Option Period. The Purchaser shall exercise the Option by surrendering this Agreement and a completed and duly executed Notice of Exercise (in the form attached hereto as Annex
         A) to the Grantor at the principal executive office of the Grantor. Concurrently with such surrender of this Agreement and such Notice of Exercise to the Grantor, the Purchaser shall deliver a copy of the same to the Grantor's Partnership Advisory Board pursuant to Section 4.2 hereof. The Exercise Price or the Net Exercise Price, as applicable, shall be payable on the Payment Date (i) in cash or by check or wire transfer acceptable to the Grantor, (ii) by cancellation by the Purchaser of indebtedness or other obligations of the Grantor to the Purchaser, or (iii) by a combination of the consideration described in clauses (i) and (ii) of this sentence.

              (b) This Option shall be deemed to have been exercised immediately as of 5:00 p.m. (Detroit, Michigan time) on the date (the "Exercise Date") on which this Agreement and a Notice Of Exercise are surrendered to the Grantor in a manner contemplated by this Agreement. Provided that the Purchaser pays the Exercise Price, or the Net Exercise Price, on the Payment Date, the Purchaser shall be treated for all purposes as the owner of the Class A Limited Partner Interest issuable upon exercise of the Option as of 5:00 p.m. (Detroit, Michigan time) on the Payment Date.

              (c) Notwithstanding any provisions herein to the contrary: When the Purchaser exercises the Option, it shall be obligated to pay the Exercise Price on the Payment Date; provided, however, that if the Partnership Advisory Board, in the exercise of its discretion, determines, prior to 11:00 a.m. (Detroit, Michigan time) on the Payment Date, that the Purchaser is to pay the Net Exercise Price, then the Purchaser shall be obligated to pay the Net Exercise Price on the Payment Date. If the Purchaser pays the Exercise Price, then the Purchaser shall receive a Class A Limited Partner Interest having a Percentage Interest equal to 3.125%. If the Purchaser pays the Net Exercise Price, then the Purchaser shall receive a Class A Limited Partnership Interest equal to 2.5%. Upon payment of the Exercise Price or the Net Exercise Price, as applicable, (i) the Purchaser shall be deemed to have made a capital contribution to the Partnership for such Class A Limited Partner Interest that is equal in amount to the Option Equity Value or the Net Option Equity Value, as applicable, (ii) the Class A Limited Partnership Interest issuable upon exercise of the Option shall be issued to the Purchaser, (iii) the Purchaser shall be admitted as a Class A Limited Partnership with respect to such Class A Limited Partnership Interest, and (iv) the Grantor shall, or shall cause its General Partner to, adjust the Percentage Interests and the Capital Accounts of the Grantor's Class A Limited Partners in an appropriate manner to reflect the issuance of such Class A Limited Partner Interest to the Purchaser pursuant to the Option.

         2.3 Replacement of Option. On receipt of evidence reasonably satisfactory to the Grantor of the loss, theft, destruction or mutilation of this Agreement and the Option and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Grantor or, in the case of mutilation, on surrender and cancellation of this Agreement, the Grantor at its expense shall execute and deliver to the Purchaser, in lieu of this Agreement and the Option, a new instrument of like tenor and amount.

         2.4 Transfer of Option.

              (a) This Agreement and the Option may only be transferred or assigned by the Purchaser only in whole and not in part. Any such transfer or assignment shall be made by endorsement (by the Purchaser executing the Assignment Form annexed hereto as Annex B) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery; provided, however, that no such transfer or assignment shall be permitted without compliance with all applicable federal and state securities laws by the transferor and the transferee.

              (b) On surrender of this Option for transfer and assignment, accompanied by a properly endorsed Assignment Form, the Grantor at its expense shall issue to or on the order of the Purchaser a new instrument of like tenor, in the name of the Purchaser or as the Purchaser (on payment by the Purchaser of any applicable transfer taxes) may direct.

              (c) The Purchaser acknowledges that this Agreement, the Option and the Class A Limited Partner Interest issuable upon exercise of the Option are being acquired solely for the Purchaser's own account and not as a nominee for any other party, and for investment, and that the Purchaser will not offer, sell or otherwise dispose of this Agreement, the Option or any Class A Limited Partner Interest issuable upon exercise of the Option, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Upon exercise of the Option, the Purchaser shall, if requested by the Grantor, confirm in writing, in a form satisfactory to the Grantor, that the Interest so purchased is being acquired solely for the Purchaser's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                                    ARTICLE 3

                                    COVENANTS

         3.1 Covenants of the Grantor.

              (a) The Grantor covenants that at all times during the Option Period the Grantor will reserve a sufficient Interest to provide for the issuance of the Class A Limited Partner Interest issuable upon the exercise of the Option and, from time to time, will take all steps necessary to issue and evidence the issuance of, the Class A Limited Partner Interest issuable upon exercise of the Option. The Grantor agrees that its issuance of this Agreement and the Option shall constitute full authority to its officers to execute and issue all certificates, documents and instruments necessary to issue, or to evidence the issuance of, the Class A Limited Partner Interest issuable upon the exercise of this Option. The Grantor will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Grantor, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Purchaser hereunder against impairment.

              (b) Upon the occurrence and during the continuance of any breach or threatened breach of this Agreement, the Purchaser shall have the right forthwith, its election, to exercise any and all rights and remedies available to the Purchaser at law or in equity, and, in addition, the Purchaser shall have the specific rights, and remedies, which rights and remedies shall be cumulative and not exclusive The Grantor recognizes that the remedies of the Purchaser at law for a breach of the provisions of this Agreement would be inadequate, and hereby consents to the exercise of equitable jurisdiction and to the entry of equitable remedies, including without limitation the remedies of injunction and specific performance, to remedy any such breach, and waives the right to object to any such jurisdiction or remedies on the ground of the adequacy of the Purchaser' remedies at law.

         3.2 Covenant of the Purchaser. The Purchaser agrees that until it is removed as the General Partner pursuant to the Partnership Agreement, it shall be and remain the General Partner so long as any indebtedness is outstanding under the Indenture. The Purchaser agrees to be bound by and to comply with all of the terms of the Partnership Agreement with respect to the Class A Limited Partner Interest that is issuable upon exercise of the Option.

                                    ARTICLE 4
                                  MISCELLANEOUS

         4.1 Determination of Equity Value.

              (a) For all purposes of this Agreement, the calculation of Equity Value shall initially be made by the General Partner, who shall supply the Partnership Advisory Board with all such information and data as shall be requested to enable the Partnership Advisory Board to reach an informed judgment with respect thereto. In the event the Partnership Advisory Board shall disagree with any determination of Equity Value made by the General Partner and the General Partner shall not accept the determination of Equity Value proposed by the Partnership Advisory Board, the matter shall be settled by appraisal as provided in this
         Section 4.1. Any determination of Equity Value made in accordance with the provisions of Section 4.1 shall be made in writing and a copy thereof given to each Limited Partner. In determining Equity Value the following principles shall apply: (i) the Partnership will be valued on a going concern basis, in conformity with standard appraisal techniques, applying the market factors then relevant, and other assets and other securities not subject to valuation as described below, shall be valued similarly; (ii) securities which are freely tradable and the principal market for which (measured by the average daily volume over the preceding four trading weeks) is either the New York Stock Exchange or the American Stock Exchange or which are quoted on the National Market System of the National Association of Securities Dealers, Inc. shall be valued at their last reported closing sale price, prior to the date of determination on such exchange, or, if no sales occurred on such day, at the mean between the closing "bid" and "asked" prices on such day; and (iii) securities which are freely tradable and the principal market for which is some other national securities exchange or the over-the-counter market (but which are not quoted on the National Market System) shall be valued at their last reported closing sale price, regular way, prior to the date of determination on the principal national securities exchange on which they are traded, or, if no sales occurred on such day, at the mean between the closing "bid" and "asked" prices on such day, or, if the principal market for such securities is, or is deemed to be, in the over-the-counter market, at their average closing "bid" price as published by the National Association of Securities Dealers Automated Quotation System, or if such price is not so published, at the mean between their closing "bid" and "asked" prices, if available, which prices may be obtained from any reputable broker or dealer. For all purposes of this Agreement, Equity Value shall be determined after considering all factors which might reasonably affect the sales price of Class A Limited Partner Interests or the value of the assets or securities of the Partnership, including, without limitation, if and as appropriate, the anticipated impact on current market prices of immediate sale, the lack of a market for such Interests or assets of securities and the impact on present value of, among others, the length of time before any such sales may become possible and the cost and complexity of any such sales. For all purposes of this Section 4.1, all determinations of Equity Value which have been determined in accordance with the terms of this Section 4.1 shall be final and conclusive on the Grantor, all Partners, and their respective successors and assigns. In determining the value of assets in accordance with the provisions of this Section 4.1, the General Partner and the Partnership Advisory Board may obtain and rely on information provided by any source or sources reasonably believed to be accurate.

              (b) Any controversy arising out of a determination of Equity Value which shall be submitted to appraisal as provided for by this Section
         4.1 shall be settled in New York, New York by an appraisal undertaken by two independent nationally recognized experts in the cable television field (the "Initial Appraisers"), to determine the Equity Value. One such appraiser shall be appointed by the General Partner, and the other by the Partnership Advisory Board, and the deliberations of the appraisers shall commence forthwith following their appointment. If the disparity between the Equity Values determined by each of the Initial Appraisers is less than or equal to 5% of the higher of the two Equity Values, the final Equity Value shall be the average of such two Equity Values. If such disparity is greater than 5%, then the Initial Appraisers shall select a third appraiser possessing similar qualifications. If the Initial Appraisers cannot agree upon a third appraiser within 25 days of the commencement of their original deliberations to determine Equity Value, the third appraiser shall be selected by the American Arbitration Association, and such third appraiser, within 20 days of appointment, shall make its determination of Equity Value. The final Equity Value shall be whichever Equity Value of the two Initial Appraisers is closest to the Equity Value determined by the third appraiser so long as the disparity between the third Equity Value and the earlier Equity Value to which it is closest is less than or equal to 20% of such earlier Equity Value. If the disparity is greater than 20%, then the Equity Value shall be the average of the two Equity Values that are closest. The valuation decision of such appraisers shall be final and conclusive on the Grantor, all Partners and their respective successors and assigns. The cost of any such appraisals shall be borne equally by the Partnership (as a Partnership expense) and the General Partner.

         4.2 Notices. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and if served by personal delivery to the party for whom intended (which shall include delivery by Federal Express or any other nationally recognized overnight delivery service), bearing the address shown in this Agreement for, or such other address as may be designated in writing hereinafter by, such party:

         If to the Grantor:         James Cable Partners, L.P.
                                    710 North Woodward Avenue, Suite 180
                                    Bloomfield Hills, Michigan  48304

         with copies to:            Miller, Canfield, Paddock and Stone, P.L.C.
                                    840 West Long Lake Road, Suite 200
                                    Troy, Michigan  48098-6358
                                    Attention:  Brad B. Arbuckle, Esq.

                                    and

                                    Dow, Lohnes & Albertson, PLLC
                                    Suite 800
                                    1200 New Hampshire Avenue, N.W.
                                    Washington, D.C.  20036
                                    Attention:  Edward J. O'Connell, Esq.

         If to the Grantor's
           Partnership
           Advisory Board:          James Cable Partners, L.P.
                                    710 North Woodward Avenue, Suite 180
                                    Bloomfield Hills, Michigan  48304

                                    and
                                    c/o Sandler Capital Management
                                    767 Fifth Avenue
                                    45th Floor
                                    New York, New York  10153
                                    Attention:  Douglas E. Schimmel

         with copies to:            Miller, Canfield, Paddock and Stone, P.L.C.
                                    840 West Long Lake Road, Suite 200
                                    Troy, Michigan  48098-6358
                                    Attention:  Brad B. Arbuckle, Esq.

                                    and

                                    Dow, Lohnes & Albertson, PLLC
                                    Suite 800
                                    1200 New Hampshire Avenue, N.W.
                                    Washington, D.C.  20036
                                    Attention:  Edward J. O'Connell, Esq.

         If to the Purchaser:       James Communications Partners
                                    710 North Woodward Avenue, Suite 180
                                    Bloomfield Hills, Michigan  48304

         with copies to:            Miller, Canfield, Paddock and Stone, P.L.C.
                                    840 West Long Lake Road, Suite 200
                                    Troy, Michigan  48098-6358
                                    Attention:  Brad B. Arbuckle, Esq.

                                    and

                                    Dow, Lohnes & Albertson, PLLC
                                    Suite 800
                                    1200 New Hampshire Avenue, N.W.
                                    Washington, D.C.  20036
                                    Attention:  Edward J. O'Connell, Esq.

         Section 4.3 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

         Section 4.4 Binding Effect; Assignment. This Agreement shall bind, and the benefits hereof shall inure to, the Grantor and the Purchaser, and their respective successors and assigns; provided, however, that the Grantor may not transfer or assign (by operation of law or otherwise) any or all of its rights or delegate the performance of all or any part of its obligations hereunder without the prior written consent of the Purchaser.

         Section 4.5 Expenses of Transaction. Each party to this Agreement shall bear its own expenses, including attorneys' fees, in respect of this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.

         Section 4.6 Amendment; Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by each of the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given a consent thereto. Except to the extent that a party hereto may have otherwise agreed to in writing, no wavier by that party of any condition of this Agreement or breach by the other party of any of its obligations, representations or warranties hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation or warranty by such other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by such other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

         Section 4.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning thereof.

         Section 4.8 Governing Law; Consent to Jurisdiction.

              (a) This Agreement shall in all respects be construed in accordance with, and governed by, the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

              (b) Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Supreme Court, New York County, or the United States District Court for the Southern District of New York and any appellate court thereof in any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such New York state or Federal court. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent any of them may legally and effectively do so, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby in the New York Supreme Court, New York County, or the United States District Court for the Southern District of New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent possible, the defense of any inconvenient forum to the maintenance of such action or proceeding.

         Section 4.9 Further Assurances. Each of the parties hereto shall take such other and further actions and shall execute and deliver such other and further documents and instruments as shall be necessary or desirable to effectuate the intent and provisions of this Agreement. All covenants, agreements, representations and warranties made in this Agreement, or in the certificates delivered in connection herewith, shall be deemed to have been material and to have been relied upon by the Purchasers, notwithstanding any investigation made by them or on their behalf, and shall survive the execution and delivery of this Agreement, and shall continue in full force and effect until the Option shall be exercised or shall lapse.

         IN WITNESS WHEREOF, this Agreement has been duly executed on behalf of each of the parties hereto as of the day and year first above written.

                           GRANTOR:

                           JAMES CABLE PARTNERS, L.P., a Delaware limited partnership

                           By: James Communications Partners, a Michigan general
                               partnership and its general partner

                               By: Jamesco, Inc., a Michigan corporation and a
                                   general partner of James Communications
                                   Partners

                                   By:
                                      -----------------------------------
                                           Name:    William R. James
                                           Title:   President

                           PURCHASER:

                           JAMES COMMUNICATIONS PARTNERS, a Michigan general partnership

                           By: Jamesco, Inc., a Michigan corporation and a
                               general partner of James Communications Partners

                               By:
                                  ---------------------------------------
                                           Name:    William R. James
                                           Title:   President

                                     ANNEX A

                           FORM OF NOTICE OF EXERCISE


To:     James Cable Partners, L.P.
        710 North Woodward Avenue
        Suite 180
        Bloomfield Hills, Michigan 48304

         (1) The undersigned hereby (A) exercises the Option granted the undersigned pursuant to the attached Option Agreement/Option Certificate pursuant to the terms thereof, (B) will pay the Exercise Price on the Payment Date, unless the Partnership Advisory Board determines that the undersigned is to pay the Net Exercise Price, in which case the undersigned will pay the Net Exercise Price on the Payment Date, and (C) will tender payment of the Exercise Price or Net Exercise Price, as applicable, on the Payment Date. The Class A Limited Partner Interest to be issued to the undersigned pursuant to this exercise of the Option shall have a Percentage Interest equal to either 3.125%, if the undersigned pays the Exercise Price, on the Payment Date, or 2.5%, if the undersigned pays the Net Exercise Price on the Payment Date.

         (2) In exercising the Option, the undersigned hereby confirms and acknowledges that the Class A Limited Partner Interest to be issued pursuant to this exercise of the Option is being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and the undersigned will not offer, sell or otherwise dispose of such Interest except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

         (3) Please issue the Class A Limited Partnership Interest issuable to the undersigned pursuant to this exercise of the Option in the name of the undersigned or in such other name as is specified below:




                                           -------------------------------------
                                           (Name)

                                           -------------------------------------
                                           (Name)

                                     ANNEX B

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned owner of this Option (the "Purchaser") does hereby (i) sell, assign and transfer unto the assignee named below (the "Assignee") all of the rights of the Purchaser under the within Option, and (ii) irrevocably constitute and appoints as its Attorney to make
such transfer on the books of the Grantor, maintained for the purpose, with full power of substitution in the premises.

         The Purchaser and the Assignee also represent that, by assignment hereof, the Assignee acknowledges (i) that this Agreement, the Option, and the Class A Limited Partner Interest to be issued upon exercise of the Option, is being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Agreement, the Option or any such Interest to be issued upon exercise of the Option, except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws, and (ii) that upon exercise of the Option, the Assignee shall, if requested by the Grantor, confirm in writing, in a form satisfactory to the Grantor, that the Class A Limited Partner Interest so purchased is being acquired for investment and not with a view toward distribution or resale. The Assignee hereby agrees to be bound by and to comply with all of the terms of the Partnership Agreement with respect to the Class A Limited Partner Interest that is issuable upon the exercise of the Option.


Dated:
      -------------------------------       ------------------------------------
                                            Signature of Purchaser


Dated:
      -------------------------------       ------------------------------------
                                            Signature of Assignee

                                      B-1